                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                               (AMENDMENT NO. 1)


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported)  JUNE 2, 1997






                            CROWN CASINO CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)






           TEXAS                                0-14939                                63-0851141
--------------------------------------------------------------------------------------------------------------
(State or other jurisdiction           (Commission File Number)             (IRS Employer Identification No.)
      of incorporation)







         4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
-------------------------------------------------------------------------------
                    (Address of principal executive offices)






Registrant's telephone number, including area code           (972) 717-3423





-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  The following financial statements of Casino Magic Neuquen S.A. are hereby filed with this Report:

                           Report of Independent Public Accountants
                           Consolidated Balance Sheet as of December 31, 1996 Consolidated Statement of Operations for the year ended December 31, 1996
                           Consolidated Statement of Shareholders' Equity for the year ended December 31, 1996
                           Consolidated Statement of Cash Flows for the year ended December 31, 1996
                           Notes to Consolidated Financial Statements

         (b)      Pro-Forma financial information.

                  The following pro-forma financial statements of Crown Casino Corporation are hereby filed with this Report:

                           Introduction to Pro-Forma Financial Information Pro-Forma Condensed Consolidated Balance Sheet (unaudited) as of April 30, 1997
                           Pro-Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended April 30, 1997
                           Notes to Pro-Forma Condensed Consolidated Financial Statements

         (c)      Exhibits:

                  24.1 -   Consent of Independent Public Accountants.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                By:  \s\ Mark D. Slusser
                                                     -------------------------
                                                     Mark D. Slusser
                                                     Chief Financial Officer

Dated:  August 14, 1997
        -------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Casino Magic Neuquen S.A.:


We have audited the accompanying consolidated balance sheet of Casino Magic Neuquen S.A. (a majority-owned subsidiary of Casino Magic Corp.) and subsidiary as of December 31, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Casino Magic Neuquen S.A. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


New Orleans, Louisiana
March 5, 1997 (except with respect to the
     matter discussed in Note 8, as to
     which the date is June 2, 1997)                      Arthur Andersen LLP

                           CASINO MAGIC NEUQUEN S.A.
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996


                                     Assets

Cash and cash equivalents                                                  $  1,894,746
Other receivables                                                               110,941
Inventories                                                                      34,112
                                                                           ------------
      Total current assets                                                    2,039,799
                                                                           ------------

Property and equipment:
   Machinery and equipment                                                      588,212
   Furniture, fixtures and equipment                                            439,331
   Transportation equipment                                                     115,377
                                                                           ------------
                                                                              1,142,920
   Less accumulated depreciation                                               (296,904)
                                                                           ------------
                                                                                846,016
                                                                           ------------

Concession costs, net                                                         9,488,950
Organization and development costs, net                                         946,235
                                                                           ------------

                                                                           $ 13,321,000
                                                                           ============


                     Liabilities and Shareholders' Equity

Accounts payable                                                           $     44,242
Payroll and payroll taxes                                                       264,642
Taxes payable                                                                   143,964
Other liabilities                                                                99,805
Payable to Parent                                                             2,502,702
                                                                           ------------
      Total current liabilities                                               3,055,355
                                                                           ------------

Note payable to Parent                                                        8,947,740

Minority interest                                                                (1,110)

Shareholders' equity:
   Common stock, par value $1.00 per share, 560,000
       shares authorized, issued and outstanding                                560,000
   Additional paid-in-capital                                                 1,000,000
   Accumulated deficit                                                         (240,985)
                                                                           ------------
      Total shareholders' equity                                              1,319,015
                                                                           ------------

                                                                           $ 13,321,000
                                                                           ============


See accompanying notes to consolidated financial statements.

                           Casino Magic Neuquen S.A.
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 1996




Revenues:
   Casino                                                                  $ 14,630,463
   Food and beverage                                                            642,796
                                                                           ------------
                                                                             15,273,259
                                                                           ------------

Costs and expenses:
   Casino                                                                     8,839,975
   Food and beverage                                                            294,278
   Selling, general and administrative                                        2,658,265
   Depreciation and amortization                                              1,771,771
                                                                           ------------
                                                                             13,564,289
                                                                           ------------

      Operating income                                                        1,708,970

Other income (expense):
   Interest expense                                                            (850,447)
   Interest income                                                              108,144
   Other                                                                         (4,172)
                                                                           ------------
                                                                               (746,475)
                                                                           ------------

Minority interest                                                                 1,193
                                                                           ------------

      Income before income taxes                                                963,688
Provision for income taxes                                                       50,000
                                                                           ------------


      Net income                                                           $    913,688
                                                                           ============

See accompanying notes to consolidated financial statements.

                           CASINO MAGIC NEUQUEN S.A.
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                            Total
                                                        Additional                       Shareholders'
                                           Common         Paid-in       Accumulated         Equity
                                           Stock          Capital         Deficit          (Deficit)
                                        -----------     -----------     -----------      -------------

Balance at December 31, 1995            $    60,000     $        --     $(1,154,673)     $(1,094,673)

    Issuance of common stock                500,000       1,000,000              --        1,500,000
    Net income                                   --              --         913,688          913,688
                                        -----------     -----------     -----------      -----------

Balance at December 31, 1996            $   560,000     $ 1,000,000     $  (240,985)     $ 1,319,015
                                        ===========     ===========     ===========      ===========




See accompanying notes to consolidated financial statements.

                           CASINO MAGIC NEUQUEN S.A.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996




Operating activities:
    Net income                                                             $   913,688
    Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization                                         1,771,771
       Minority interest                                                          (305)
       Changes in assets and liabilities:
           Receivables                                                          22,717
           Inventories                                                             769
           Accounts payable and accrued liabilities                         (1,073,761)
           Taxes payable                                                        98,225
                                                                           -----------
        Net cash provided by operating activities                            1,733,104
                                                                           -----------


Investing activities:
    Purchase of equipment                                                     (235,965)
    Organization and development costs                                      (1,172,080)
                                                                           -----------
        Net cash used by investing activities                               (1,408,045)
                                                                           -----------


Financing activities:
    Issuance of common stock                                                 1,500,000
    Payables to Parent                                                      (2,998,013)
    Other payments of debt                                                     (96,893)
                                                                           -----------
        Net cash used by financing activities                               (1,594,906)
                                                                           -----------

Decrease in cash and cash equivalents                                       (1,269,847)
Cash and cash equivalents at beginning of year                               3,164,593
                                                                           -----------


Cash and cash equivalents at end of year                                   $ 1,894,746
                                                                           ===========




See accompanying notes to consolidated financial statements.

                           CASINO MAGIC NEUQUEN S.A.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



1.       HISTORY AND DESCRIPTION OF BUSINESS

In December 1994 Casino Magic Corp. (the "Parent"), a United States based casino company, was the successful bidder pursuant to an international call for bids to manage and operate two casino properties owned by the Province of Neuquen, Argentina (the "Province"). Pursuant to the bid requirements, the Parent was then required to form a new corporation to become a party to the concession contract with the Province. Accordingly, in December 1994 the Parent formed Casino Magic Neuquen S.A. (the "Company") to manage and operate the Province's two casinos located in the cities of Neuquen and San Martin de los Andes (collectively, the "Casinos"). The Casinos are managed pursuant to an exclusive twelve-year concession contract that provides for certain renewal options (see Note 3). The Company is a 99.9% majority-owned subsidiary of the Parent (see Note 8). The Company began operating the Casinos in January 1995.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The consolidated financial statements include the accounts of Casino Magic Neuquen S.A. and its 99.9% majority-owned subsidiary, Casino Magic Support Services S.A. ("CMSS"). All significant intercompany accounts and transactions have been eliminated. References to the Company include its subsidiary.

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Casino Revenues

In accordance with industry practice, the Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. Costs of repairs and maintenance are expensed as incurred. Depreciation of property and equipment is computed using the straight-line method over five years.

Concession Costs

Costs incurred to enter into the concession contract with the Province have been capitalized and are being amortized over the twelve-year initial term of the contract. At December 31, 1996 accumulated amortization amounted to $1,897,790.

Organization and Development Costs

The Company incurred certain costs in connection with the organization and development of the Company's business. These costs are being amortized using the straight-line method over three years. At December 31, 1996 accumulated amortization amounted to $650,260.

Common Stock

As of December 31, 1996 the Company had 560,000 shares of its common stock outstanding, of which 60,000 shares were registered. The remaining 500,000 shares are in the process of being registered. Earnings per share was $2.21 for the year ended December 31, 1996 based upon a weighted average number of shares outstanding during the period of 414,167.

Foreign Currency Translation

The Company keeps its accounting records in Argentine pesos, the legal tender in the Republic of Argentina. The Company's financial statements have been translated from its functional currency (Argentine pesos) into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" ("SFAS No. 52") issued by the Financial Accounting Standards Board. In general, SFAS No. 52 requires that assets and liabilities be translated based upon the prevailing exchange rate in effect on the balance sheet date. Revenues, expenses, gains and losses are translated based upon the average exchange rate during the period. All throughout the year ended December 31, 1996 the prevailing exchange rate between the Argentine pesos and the U.S. dollar was 1.00 to 1.00.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements

In February 1997 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" and No. 129 "Disclosure of Information about Capital Structure." Also, in June 1997 the FASB issued SFAS No. 130 "Reporting Comprehensive Income" and No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 128 simplifies the standards for computing earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. SFAS No. 129 requires the entity to explain pertinent rights and privileges of the various securities it has outstanding. SFAS No. 130 establishes standards for reporting comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 requires public companies to disclose certain operating and financial information by business segment in their annual and interim financial statements. SFAS Nos. 128 and 129 are effective for periods ending after December 15, 1997. SFAS Nos. 130 and 131 are effective for fiscal years beginning after December 15, 1997. The Company does not believe SFAS Nos. 128 through 131 will have a material impact upon its financial statements.


3.       CONCESSION CONTRACT

On December 21, 1994 the Company entered into a concession contract (the "Concession") with the Province which provides the Company with the exclusive right to operate the Casinos, and any other casino located in the Province which is within a 50 kilometer radius of either of the Casinos. The Company is required to operate, manage, maintain and repair the Casinos and related facilities during the term of the Concession. The Company may provide ancillary goods and services related to the operation of the Casinos.

The twelve-year initial term may be extended by the Province at its option for a period of up to ten years, provided the Company requests such extension two years prior to the end of the initial term. Furthermore, should the Company, individually or jointly with others, invest $5 million or more in hotel infrastructure in the Province, the Concession term will automatically be extended for a minimum of five additional years.

Pursuant to the Concession, the Company is required to pay the Province a monthly rental equal to the greater of (i) $220,000, which amount will be reduced $40,000 in the event the Company ceases to use the Neuquen facility in the operation of the Neuquen casino, or (ii) five percent of the monthly average net gaming revenue for the immediately preceding calendar year. In addition, the Company pays the Province a tax of 2% of its net gaming revenue. The Province has guaranteed the Company that no additional municipal or provincial taxes will be levied on the Company's operations, and that existing municipal or provincial taxes will not be increased. The Concession is not assignable and a transfer of more than 49% of the Company's common stock is not permitted without the consent of the Province.

4.       TRANSACTIONS WITH PARENT

The Parent provides services to the Company under various agreements. Under the Technical Assistance Agreement the Parent provides the Company with certain expertise, technology, information and know-how in the course of operating the Casinos for a fee equal to 3% of revenue. Under the Trademark and Trade Name License Agreement, the Parent grants the Company a non-exclusive license to use the trade name "Casino Magic" and related symbols and logotypes in connection with the operation of the Casinos for a fee equal to 2% of revenue. The Parent also leases certain slot machine equipment to the Company for a fee of $44,000 per month. A summary of expenses incurred by the Company pursuant to the above agreements for the year ended December 31, 1996 is as follows:

          Technical assistance                                   $    483,134
          Royalties for trade name                                    322,111
          Lease of slot machines                                      528,000
                                                                 ------------

                                                                 $  1,333,245
                                                                 ============

5.       PAYABLES TO PARENT

The Company has certain payables to the Parent. The majority of such monies due pertain to a loan made by the Parent to the Company to fund the initial cost of the Concession. Such loan is in the form of a note payable, which is due no later than December 27, 2006, and bears interest at a rate equal to the prime rate in the United States as published in the Wall Street Journal. Pursuant to such loan the Company incurred interest expense of $850,447 during the year ended December 31, 1996. In addition, the Company has accumulated non-interest bearing balances due to the Parent as a result of the various agreements with the Parent and other advances made by the Parent. The total balances due to the Parent by the Company as of December 31, 1996 were as follows:

          Payable to Parent                                      $  2,502,702
          Note payable to Parent                                    8,947,740
                                                                 ------------

                                                                 $ 11,450,442
                                                                 ============


6.       INCOME TAXES

The provision for income taxes for the year ended December 31, 1996 was as follows:

          Current                                                $     50,000
          Deferred                                                         --
                                                                 ------------

                                                                 $     50,000
                                                                 ============

The provision for income taxes is different from the amount computed by applying the statutory federal income tax rate to income before income taxes for the following reasons:

          Federal statutory rate                                           33%
          Utilization of loss carryforward                                (29)
          Other                                                             1
                                                                 ------------

                                                                            5%
                                                                 ============

In connection with the calculation of the provision for income taxes for the year ended December 31, 1996, the Company utilized approximately $860,000 of net operating loss carryforwards to reduce its federal income taxes for 1996. This deferred tax asset was fully reserved in a valuation allowance at December 31, 1995.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1996 were as follows:

          Net operating loss carryforward                        $     72,000
          Valuation allowance                                         (72,000)
                                                                 ------------

                   Net deferred tax asset                        $         --
                                                                 ============


The above referenced net operating loss carryforward pertains to CMSS, which files a separate income tax return from Casino Magic Neuquen S.A., and may only be used to offset future taxable income of CMSS.


7.       LITIGATION

Customs Authority

On February 15, 1996 the Argentina Customs Authority ("Customs Authority"), by means of an injunction, attempted to stop the Company from using its slot machines located in the Neuquen casino facility. The Customs Authority demanded the Company file certain documentation with respect to imported slot machines including the number of slot machines, unit prices and the accounting treatment. In response to such demand, on February 19, 1996, the Company filed with the Customs Authority the requested documentation.

Presently the Customs Authority is determining whether the Company's valuation of imported slot machines was proper for purposes of import taxes. Management of the Company does not believe the resolution of this matter will have a material adverse effect on the Company.


Cities of Neuquen and San Martin de los Andes

In July 1996 the cities of Neuquen and San Martin de los Andes modified certain of their respective municipal ordinances in order to impose a $1 cover charge on each person entering the Casinos. Historically the Company has not collected cover charges. In response, the Company filed various actions with the court stating that such cover charge is unconstitutional and that it violates the Concession, in that the Concession provides that the Province will guarantee the Company that there will not be any new or additional taxes relative to the Company's operation of the Casinos during the Concession term.

As of December 31, 1996 the total estimated claim by the cities of Neuquen and San Martin de los Andes amounted to approximately $400,000 for which the Company has made no provision. Management of the Company does not believe the resolution of this matter will have a material adverse effect on the Company.


8.       SUBSEQUENT EVENT

On June 2, 1997 Crown Casino Corporation ("Crown"), a United States based holding company, acquired 49% of the common stock of the Company, as well as interests in certain other assets and contracts related to the Company, from the Parent. The interests in certain other assets and contracts include (i) a 49% interest in (a) the note payable by the Company to the Parent, (b) the Trademark and Trade Name License Agreement, and (c) certain slot machines leased to the Company, and (ii) a 16.4% interest in the Technical Assistance Agreement.

Pursuant to the purchase agreement between Crown and the Parent, the Parent has agreed to reimburse the Company for certain costs and expenses in connection with the litigation described in Note 7. In particular, the Parent will reimburse the Company for (i) any fine, penalty or other assessment paid by the Company in connection with the dispute with the Customs Authority, and (ii) an amount equal to the unpaid cover charges for all periods prior to June 2, 1997 to the extent such cover charges are paid by the Company. The Parent and Crown also entered into a shareholders' agreement which provides, among other things, that certain material corporate actions require the approval of both the Parent and Crown.

                            CROWN CASINO CORPORATION
                INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION



                    PURCHASE OF 49% OF CASINO MAGIC NEUQUEN

On June 2, 1997 Crown Casino Corporation ("Crown" or the "Company") acquired 49% of the capital stock of Casino Magic Neuquen S.A. ("CMN"), as well as interests in certain other assets and contracts related to CMN, from Casino Magic Corp. for a purchase price of $7 million. CMN operates casinos in the cities of Neuquen and San Martin de los Andes in the Province of Neuquen, Argentina under an exclusive twelve-year concession contract that expires in 2007, but can be extended by CMN for an additional five years under certain circumstances. The interests in certain other assets and contracts include (i) a demand promissory note in the amount of $4,226,473 issued by CMN, (ii) a 16.4% interest in a certain management agreement relating to CMN, and (iii) a 49% interest in (a) slot machines and a related lease agreement, and (b) a certain royalty agreement, relating to CMN.



                         PRO-FORMA FINANCIAL STATEMENTS

The following Pro-Forma Condensed Consolidated Balance Sheet of Crown as of April 30, 1997 gives effect to the Company's purchase of (i) 49% of the capital stock of CMN, and (ii) the above referenced respective percentage interests in the related assets and contracts, as if the transactions had occurred on that date.

The following Pro-Forma Condensed Consolidated Statement of Operations of Crown for the year ended April 30, 1997 gives effect to the Company's purchase of (i) 49% of the capital stock of CMN, and (ii) the above referenced respective percentage interests in the related assets and contracts, as if such transactions had occurred at the beginning of the period (May 1, 1996). CMN's accounting year ends on December 31. CMN's operating results for the year ended April 30, 1997 have been derived by adding (i) CMN's operating results for the four months ended April 30, 1997, and subtracting (ii) CMN's operating results for the four months ended April 30, 1996, from (iii) CMN's operating results for the year ended December 31, 1996.

The pro-forma information is based on the historical financial statements of Crown and CMN giving effect to the transactions described above and the adjustments described in the accompanying Notes to Pro-Forma Condensed Consolidated Financial Statements and may not be indicative of the results that actually would have occurred had the transactions taken place on the dates indicated or the results which may be obtained in the future.

                            CROWN CASINO CORPORATION
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   UNAUDITED
                                 APRIL 30, 1997
                                 (IN THOUSANDS)


                                                                                 Record
                                                                              Purchase of
                                                                                 49% of
                                                                                 CMN and
                                                             Historical          Related         Pro-Forma
                                                                Crown            Assets         Consolidated
                                                            ------------      ------------      ------------

          Current assets:
               Cash and cash equivalents                    $     21,118      $     (7,000)     $     14,118
               Other current assets                                  383                                 383
               Land held for sale                                 15,150                              15,150
                                                            ------------      ------------      ------------
                    Total current assets                          36,651            (7,000)           29,651
                                                            ------------      ------------      ------------

          Property and equipment:
              Furniture, fixtures and equipment                    1,811                               1,811
              Less accumulated depreciation                         (226)                               (226)
                                                            ------------                        ------------
                                                                   1,585                               1,585
                                                            ------------                        ------------

          Investment in CMN and related assets                                       2,773             2,773
          Note receivable from CMN                                                   4,227             4,227
                                                            ------------      ------------      ------------

                                                            $     38,236      $         --      $     38,236
                                                            ============      ============      ============




          Current liabilities:
              Accounts payable                              $         41                        $         41
              Accrued liabilities                                    423                                 423
              Current and deferred income taxes                    1,660                               1,660
                                                            ------------                        ------------
                  Total current liabilities                        2,124                               2,124
                                                            ------------                        ------------

          Deferred income taxes                                      400                                 400

          Stockholders' equity                                    35,712                              35,712
                                                            ------------                        ------------

                                                            $     38,236                        $     38,236
                                                            ============                        ============



See accompanying Notes to Pro-Forma Condensed Consolidated Financial
Statements.

                            CROWN CASINO CORPORATION
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED APRIL 30, 1997
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Record 49%          Record
                                                        of Historical    Pro-Rata Portion
                                         Historical        CMN on         of Contractual                        Pro-Forma
                                            Crown       Equity Method    Fees and Interest      Adjustments    Consolidated
                                       --------------  ----------------  ------------------    -------------  -------------

 Revenues:
     Management and other fees                                              $        507                     $       507
                                                                            ------------                      ----------
                                                                                     507                             507
                                                                            ------------                      ----------
 Costs and expenses:
     General and administrative         $      2,796                                                               2,796
     Write-down of land held for sale          1,020                                                               1,020
     Gaming pre-opening and
         development                              41                                                                  41
     Gaming acquisition abandonment              696                                                                 696
     Depreciation and amortization               168                                           $      311(a)         479
                                        ------------                                           ----------     ----------
                                               4,721                                                  311          5,032
                                        ------------                                           ----------     ----------
 Other income (expense):
     Interest expense                            (69)                                                                (69)
     Interest income                           1,531                                 359                           1,890
     Gain on sale of SCGC                     14,934                                                              14,934
     Loss on securities sale and other        (4,755)                                                             (4,755)
     Equity in earnings of CMN                             $       688                                               688
                                        ------------       -----------      ------------       ----------     ----------
                                              11,641               688               359                          12,688
                                        ------------       -----------      ------------       ----------     ----------

         Income (loss) before income
            taxes                              6,920               688               866             (311)         8,163

 Provision (benefit) for income taxes         (1,940)                                294(b)          (106)(b)     (1,752)
                                        ------------       -----------      ------------       ----------     ----------

         Net income (loss)              $      8,860       $       688      $        572       $     (205)   $     9,915
                                        ============       ===========      ============       ==========    ===========




 Income per share                       $        .80                                                         $       .90
                                        ============                                                         ===========



 Weighted average common and common
     equivalent shares outstanding            11,027                                                              11,027
                                        ============                                                         ===========



See accompanying Notes to Pro-Forma Condensed Consolidated Financial
Statements.

                            CROWN CASINO CORPORATION
         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (IN THOUSANDS, EXCEPT YEARS AND PERCENTAGES)




                            STATEMENT OF OPERATIONS

a - To record amortization of Crown's basis in certain contracts and slot equipment as follows:

                                                       Crown's       Estimated Life       12 Months
                     Item                               Basis          (in years)        Amortization
                     ----                               -----          ----------        ------------

                     Management agreement              $   168            9.5               $   18
                     Royalty agreement                     336            9.5                   35
                     Slot equipment and lease            1,290            5.0                  258
                                                                                            ------
                                                                                            $  311
                                                                                            ======

b - To record the impact of income taxes based upon a 34% effective income tax rate.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------

 24.1               Consent of Independent Public Accountants
